SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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ProBusiness Services, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROBUSINESS SERVICES, INC.

4125 Hopyard Road
Pleasanton, CA 94588

Dear Stockholder:

      I am pleased to invite you to the Annual Meeting of Stockholders of ProBusiness Services, Inc. The meeting will be held on Friday, December 6, 2002, at 9:00 a.m., local time, at the ProBusiness corporate headquarters at 4125 Hopyard Road, Pleasanton, California.

      At this meeting, Preferred Stockholders will be asked to elect a Class II director and all Stockholders will be asked to approve amendments to our stock option plan, approve the 2002 Employee Stock Purchase Plan and ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year 2003. The accompanying Notice and Proxy Statement describes these proposals. I encourage you to read this information carefully.

      I am very pleased you have chosen to invest in ProBusiness Services, Inc. Your vote is important, regardless of how many shares you own. Please take a few minutes now to vote your Proxy by following the instructions on the enclosed proxy card.

Sincerely,

THOMAS H. SINTON
Chairman of the Board, President,
Chief Executive Officer and Director

PROXY STATEMENT
PROCEDURAL MATTERS
PROPOSAL NO. 1
PROPOSAL NO. 2 AMENDMENT OF 1996 STOCK OPTION PLAN
PROPOSAL NO. 3 ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
OTHER MATTERS
APPENDIX A
APPENDIX B

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 6, 2002

To the Stockholders:

      Notice is hereby given that the 2002 Annual Meeting of Stockholders (“Annual Meeting”) of ProBusiness Services, Inc., a Delaware corporation, will be held on Friday, December 6, 2002 at 9:00 a.m., local time, at our corporate headquarters, 4125 Hopyard Road, Pleasanton, California, for the following purposes:

           Preferred Stockholders:

1. To elect a Class II director to serve for a term of three years.

           All Stockholders:

2. To approve amendments to our 1996 Stock Option Plan to (i) allow restricted stock to be granted, (ii) increase the number of shares that may be granted to any person in any fiscal year from 187,500 to 750,000 shares and (iii) eliminate the limit on the number of shares that may be granted to any person over the life of the plan.

3. To approve our 2002 Employee Stock Purchase Plan.

4. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2003.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on October 17, 2002 are entitled to notice of, and to vote at, our Annual Meeting.

      All stockholders are cordially invited to attend our Annual Meeting in person. However, to assure your representation at our Annual Meeting, you are urged to vote your Proxy as promptly as possible by following the instructions on the enclosed proxy card. Any stockholder attending our Annual Meeting may vote in person even if he or she has returned a proxy card, voted by phone or voted on-line.

By Order of the Board of Directors

STEVEN E. KLEI
Executive Vice President, Finance,
Chief Financial Officer and Secretary

Pleasanton, California

October 30, 2002

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

PROBUSINESS SERVICES, INC.

PROXY STATEMENT
FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

      The enclosed Proxy is solicited on behalf of our Board of Directors for use at our 2002 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 6, 2002 at 9:00 a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our corporate headquarters, 4125 Hopyard Road, Pleasanton, California, 94588 where our principal executive offices are located, and the telephone number at that location is (925) 737-3500.

      This Proxy Statement and the enclosed proxy card were mailed on or about October 30, 2002 together with our 2002 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Record Date

      Stockholders of record at the close of business on October 17, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date 28,412,434 shares of our common stock, $0.001 par value (the “Common Stock”), and 1,132,075 shares of our 6.9% Senior Redeemable Convertible Preferred Stock, $0.001 par value (the “Preferred Stock”) were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of our stock, see “Security Ownership of Certain Beneficial Owners and Management.” The closing price of our Common Stock on the Nasdaq National Market on the Record Date was $6.41 per share.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share of Common Stock and approximately 1.04 votes for each share of Preferred Stock held on the Record Date on all matters presented at the Annual Meeting, except that only the holders of Preferred Stock will vote on the election of the Class II director. With respect to the election of the Class II director, each Preferred Stockholder is entitled to one vote for each share of Preferred Stock held on the Record Date. Stockholders do not have the right to cumulate their votes in the election of directors.

      The cost of soliciting proxies will be borne by us. We reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

      The presence at the Annual Meeting, either in person or by proxy, of the holders of our outstanding shares which constitute a majority of the voting power outstanding on the Record Date shall constitute a quorum for the transaction of business. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of our Preferred Stock entitled to vote shall constitute a quorum for the election of the Class II director. We intend to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business and to include abstentions and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. The New York Stock Exchange has proposed new regulations that would require brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before our Annual Meeting, in which case, for shares held through a broker or other nominee who is an NYSE member organization, your shares will only be voted in favor of Proposals 2 and 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of those proposals.

Procedure for Submitting Stockholder Proposals

      Any proposal of a stockholder which is intended to be presented by such stockholder at our 2003 Annual Meeting of Stockholders, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by our Corporate Secretary no later than July 2, 2003. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

      In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, not included in our proxy statement which are proposed to be properly brought before an annual meeting of stockholders. Such stockholder must deliver written notice to our Corporate Secretary not less than 120 days in advance of the one-year anniversary of the date at which the notice of the previous year’s annual meeting was mailed to our stockholders (in the case of the 2003 annual meeting this date is July 2, 2003). This notice must contain specified information concerning the matters proposed to be brought before such annual meeting and concerning the stockholder proposing such matters.

      In the event that either (i) we did not have an annual meeting during the immediately previous year, or (ii) the date of the current year annual meeting is more than 30 days from the one year anniversary of the immediately prior annual meeting, then the deadline for our receipt of the notice required by the bylaws shall instead be the later of (a) the date that is 120 days prior to the current year annual meeting, and (b) the date that is 10 days following the first public notice of the date of such annual meeting. A copy of the full text of the bylaw provision discussed above may be obtained by writing to our Corporate Secretary at our address provided above. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to us at our address provided above, Attention: Corporate Secretary.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTOR

Directors and Nominee for Class II Director

      Our Board of Directors currently consists of six members who are divided into three classes serving staggered terms. Class I, Class II and Class III consist of two directors each. The term of the Class II directors, Messrs. Clifford and Hodgson, will expire at the Annual Meeting. Mr. Clifford, a current member of the Board of Directors, is not seeking re-election and there will be a vacancy on the Board of Directors. Mr. Hodgson, the remaining Class II director, is the nominee to be elected by the Preferred Stockholders under the terms of an August 2000 agreement with the affiliates of General Atlantic Partners, LLC (“GAP

LLC”). As long as GAP LLC or its affiliates own a majority of the Preferred Stock, the holders of Preferred Stock are entitled to elect one Class II director to our Board of Directors at the Annual Meeting for a term of three years.

      The holders of Preferred Stock have selected the nominee listed below to be re-elected at the Annual Meeting as the Class II director. Unless otherwise instructed, the proxy holders will vote the proxies received by them from holders of Preferred Stock for this nominee. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the holders of Preferred Stock to fill the vacancy; however, we have no reason to believe that the listed nominee will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve until the term of that director’s class expires in 2005 or until such director’s successor has been elected and qualified.

      The name of the nominee for the Class II director and the names of each of our other directors whose term of office continues after the Annual Meeting, their ages as of October 17, 2002, and certain other related information are set forth below. There are no family relationships between any director, executive officer or the nominee.

Name	Age	Position with Our Company

Nominee for Class II Director for a term expiring in 2005
David C. Hodgson	45	Director
Class I Directors whose term expires in 2004
Dennis R. Raney	60	Director
Thomas H. Sinton	54	Chairman of the Board, President, Chief Executive Officer and Director
Class III Directors whose term expires in 2003
Ronald W. Readmond	59	Director
Samuel T. Spadafora	59	Director

      Mr. Sinton, our founder, has served as one of our directors since we incorporated in October 1984. Since March 1993, and for a period between September 1989 and February 1993 Mr. Sinton has served as our President and Chief Executive Officer. Since December 1996, and for a period between September 1989 and February 1993, Mr. Sinton served as Chairman of the Board. Mr. Sinton holds a B.A. degree in English Literature, magna cum laude, from Harvard University, an M.S. degree in Food Science from the University of California at Davis and an M.B.A. degree from Stanford University. Mr. Sinton received a Fulbright Fellowship to study at the University of Vienna in Vienna, Austria.

      Mr. Hodgson has served as one of our directors since March 1997. Mr. Hodgson is a Managing Member of GAP, LLC, a private equity investment firm that invests in Internet and information technology on a global basis, and has been with GAP, LLC or its predecessor since 1982. Mr. Hodgson is also a director of Atlantic Data Services, Inc., a provider of professional computer services for the banking industry, ScreamingMedia, Inc., a developer of proprietary technologies for the aggregation and distribution of digital content over the Internet, and several other privately-held information technology companies, in which GAP, LLC or one of its affiliates is an investor. Mr. Hodgson holds an A.B. degree in Mathematics from Dartmouth College and an M.B.A. degree from Stanford University.

      Mr. Readmond has served as one of our directors since February 1997. From January 2001 to June 2001, Mr. Readmond served as a director and Chief Executive Officer of TruMarkets Inc., an automated bond trading company. Mr. Readmond previously served as a director and Vice Chairman of Wit Soundview Group, an investment bank, from June 2000 to October 2000 and as director, President and Chief Operating Officer there from June 1998 to March 1999, and as director, President and Co-Chief Executive Officer there from March 1999 to June 2000. From August 1989 to December 1996, Mr. Readmond held various positions at Charles Schwab & Co. Inc., most recently serving as Vice Chairman. Mr. Readmond holds a B.A. degree in Economics from Western Maryland College.

      Mr. Raney joined our board of directors effective July 1, 2002, filling a vacancy created by a retired Board member. Mr. Raney has served as Chief Financial Officer of eONE Global, a company that identifies, develops and operates emerging electronic payment systems and related technologies that address e-commerce challenges, since July 2001. From March 1998 to July 2001, Mr. Raney served as Chief Financial Officer and Executive Vice President of Novell, Inc., a producer of network software. From March 1997 to December 1997, Mr. Raney served as Chief Financial Officer and Executive Vice President of QAD, Inc., a provider of enterprise resource planning software. Mr. Raney has also served as a director and audit committee member of Redleaf, Inc., a technology operating company that provides services and capital for pre-seed state technology companies, since 2001. Mr. Raney previously served as a director and audit committee member of W.R. Hambrecht & Company, an investment banking firm, from November 1998 to July 2001 and served as a director and audit committee member of ADAC Laboratories, a company that designs, develops, manufactures, sells and services electronic medical imaging and information systems, from March 1999 to March 2001. Mr. Raney holds a B.S. degree in chemical engineering from the South Dakota School of Mines & Technology and an MBA from the University of Chicago.

      Mr. Spadafora joined our board of directors effective July 1, 2002, filling a newly created board seat. Since November 1999, Mr. Spadafora has served as Chairman of Chordiant Software, Inc., an enterprise software company, and from June 1998 to January 2002, has also served as Chief Executive Officer there. From April 1994 to June 1998, Mr. Spadafora served as vice president of worldwide field operations for the microelectronic business of Sun Microsystems. Mr. Spadafora has served as a director of Chordiant Software since 1998. Mr. Spadafora holds a B.A. in marketing from Eastern Michigan University.

Board Meetings and Committees

      Our Board of Directors held a total of nine meetings during fiscal year 2002. Each incumbent director attended 85% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees upon which he served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

      Our Audit Committee currently consists of Messrs. Readmond, Raney and Spadafora. Each member of the Audit Committee is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards in effect on the date of this proxy statement. Our Board of Directors has adopted a written charter for the Audit Committee. Our Audit Committee is responsible for (i) recommending engagement of our independent auditors, (ii) approving the services performed by such independent auditors, (iii) consulting with such auditors and reviewing with them the results of their examinations, (iv) reviewing and approving any material accounting policy changes affecting our operating results, (v) reviewing our control procedures and personnel and (vi) reviewing and evaluating our accounting principles and our system of internal accounting controls. The Audit Committee held eight meetings during fiscal year 2002.

      Our Compensation Committee currently consists of Messrs. Readmond, Raney and Spadafora. The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for our officers and other employees, (ii) administering our stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held two meetings during fiscal year 2002, and also took actions by unanimous written consent.

Director Compensation

      Our non-employee directors each receive an annual retainer of $15,000, in addition to $1,000 for attendance at each Board of Directors’ meeting and $500 for attendance at each committee meeting.

      Certain directors who are not officers have been granted options to purchase Common Stock in the past, and options may be granted to our directors in the future. In fiscal year 2002, Mr. Clifford, Mr. Hodgson and

Mr. Readmond all received options to purchase 10,000 shares of our Common Stock at an exercise price of $13.23 per share. These options will vest as to one-third of the total shares on each of the first three anniversary dates of the effective date of the option grant. In fiscal year 2003, Messrs. Raney and Spadafora each received options to purchase 30,000 shares of our Common Stock at an exercise price of $14.38 per share. These options will vest as to one-third of the total shares on each of the first three anniversary dates of the effective date of the option grant. The exercise price of each option was the closing price of our Common Stock on the date of grant.

Required Vote

      The nominee for the Class II director receiving the highest number of affirmative votes of the shares of Preferred Stock entitled to be voted shall be elected to the Board of Directors.

      Recommendation: The Board of Directors recommends that the Preferred Stockholders vote “FOR” the election of Mr. Hodgson.

PROPOSAL NO. 2

AMENDMENT OF 1996 STOCK OPTION PLAN

      We amended our 1996 Stock Option Plan (the “Plan”), subject to stockholder approval, to (i) permit the grant of restricted stock, (ii) increase the maximum number of shares of Common Stock that may be granted to any person in any fiscal year from 187,500 to 750,000, (iii) eliminate the limit on the number of shares of Common Stock that may be granted to any person over the life of the Plan and (iv) change the name of the Plan to the 1996 Stock Plan.

Required Vote

      The affirmative vote of the holders of shares representing a majority of the voting power present in person or represented by proxy and entitled to vote on the subject matter is required to approve the amendment of the Plan.

      Recommendation: The Board of Directors recommends that the Stockholders vote “FOR” the amendments to the 1996 Stock Option Plan.

SUMMARY OF THE PLAN

      The following paragraphs provide a summary of the principal features of the Plan, as amended. The Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose

      The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of our business. The Plan provides for the grant of incentive stock options (which are entitled to favorable federal tax treatment), nonstatutory stock options (that is, options that are not incentive stock options) and, if the amendments are approved, stock purchase rights.

Eligibility to Participate

      The Administrator selects the employees, directors and consultants to whom options and stock purchase rights will be granted under the Plan. However, incentive stock options may be granted only to our employees.

Administration, Amendment and Termination

      The Plan is administered by our Board of Directors or the Compensation Committee of our Board of Directors (the “Administrator”). Subject to the terms of the Plan, the Administrator has all discretion and authority to administer the Plan and to control its operation, including, for example, the power to (a) select which employees, directors and consultants will be granted options or stock purchase rights, (b) determine the terms and conditions of each such option or stock purchase right (such as the exercise price, vesting schedule or any applicable performance criteria), and (c) interpret the terms of the Plan and the outstanding options and stock purchase rights issued thereunder. Our Board of Directors has delegated to our Chief Executive Officer the authority to grant a limited number of awards to our employees who are not Section 16 officers.

      Our Board of Directors may amend, alter, suspend or terminate the Plan at any time and for any reason. However, we will obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such amendment, alteration, suspension or termination of the Plan may impair the rights of any optionee without his or her written consent. Unless terminated earlier, the Plan will terminate in February 2006.

Number of Shares of Common Stock Available Under the Plan

      The number of shares of our Common Stock reserved for issuance under the Plan is 9,193,322. The Plan provides for automatic annual increases equal to the lesser of (a) 375,000 shares of our Common Stock, (b) two percent (2%) of the number of outstanding shares of our Common Stock on each anniversary of the adoption of the Plan or (c) a lesser amount determined by the Board. As of September 30, 2002, a total of 2,455,675 shares of our Common Stock were available for future grant under the Plan.

Limitations

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we may not be entitled to a federal income tax deduction for compensation paid to our Chief Executive Officer or any of our four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any taxable year. However, we can preserve the deductibility of compensation over $1 million if the conditions of Code Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of options or the number of shares of restricted stock that any individual may receive. The Plan has been designed to permit the Administrator to grant awards that qualify as “performance based compensation” for purposes of satisfying the conditions of Code Section 162(m). For example, the Plan provides that no employee, director or consultant may be granted, in any fiscal year, options to purchase more than 187,500 shares of our Common Stock in any fiscal year. Over the remaining term of the Plan, an employee, director or consultant may be granted options to purchase up to an additional 375,000 shares of Common Stock. However, if our stockholders approve the amendments to the Plan, the fiscal year limit will be increased to 750,000 shares of Common Stock, the other limit will be eliminated and restricted stock will be permitted to be granted pursuant to the Plan.

Exercise Price

      The Administrator has the discretion to determine the exercise price of options, except that the exercise price of an incentive stock option or a nonstatutory stock option that is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m) of the Code may not be less than 100% of the fair market value of a price per share of Common Stock at the time of grant. The exercise price of an incentive stock option granted to a 10% stockholder must be at least 110% of the fair market value per share of the Common Stock at the time of grant. As long as our Common Stock is traded on the Nasdaq National Market, the fair market value per share will be the closing sales price for such share (or the closing bid if no sales were reported) on the last trading day prior to the date of grant, as reported in the Wall Street Journal or such source as the Administrator deems reliable.

Exercise of Option; Form of Consideration

      Options granted under the Plan become exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator. The Administrator determines the acceptable form of consideration for exercising an option. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock (with some restrictions), cashless exercises, a reduction in the amount of any company liability to the optionee, any combination of the foregoing, or any other form of consideration permitted by applicable law. In the case of an incentive stock option, the Administrator will determine the acceptable form of consideration for exercising the option at the time of grant (as set forth in the related option agreement). An option is exercised by giving written notice of the exercise to the company.

Term of Option

      The term of each option is stated in the option agreement. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder of the company, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment or Service

      The Plan provides that if an optionee ceases to be an employee, director or consultant for any reason (other than upon the optionee’s death or disability), then the optionee may generally exercise the option within the period of time specified in the option agreement or, if no such time is specified in the option agreement, within three (3) months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

Death or Disability of Optionee

      The Plan provides that if an optionee ceases to be an employee, director or consultant, due to the optionee’s death or disability (as defined Section 22(e)(3) of the Code), the optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent it was vested on the date of termination, within the period of time specified in the option agreement or, if no such period of time was specified, within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

Buyout Provisions

      The Administrator may at any time offer to buy out an option or stock purchase right previously granted for a payment of cash or Common Stock.

Nontransferability of Options

      Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee.

Value Limitation

      To the extent that the aggregate fair market value of the shares of Common Stock (determined at the date of grant) subject to an incentive stock option become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options.

Other Provisions

      The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

Stock Purchase Rights

      If our stockholders approve the amendments to the Plan, then we will be able to grant stock purchase rights under the Plan. Stock purchase rights (i.e. restricted stock) may be issued alone, in addition to or in tandem with other awards granted under the Plan. The Plan provides that up to twenty percent (20%) of the shares of Common Stock reserved for issuance under the Plan may be granted as stock purchase rights. The offer of a grant of stock purchase rights by the Administrator will be accepted by execution of a restricted stock purchase agreement by the offeree, which, unless the Administrator determines otherwise, will grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or service with us for any reason (including death or disability). The repurchase option shall lapse (i.e., vest) at a rate determined by the Administrator.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

      Subject to certain restrictions, the number of shares of Common Stock that have been authorized for issuance under the Plan, the number of shares of Common Stock that may be added annually to the shares of Common Stock reserved under the Plan, the number of shares of Common Stock covered by each outstanding option and stock purchase right and the exercise price of each such outstanding option or stock purchase right will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration. Such adjustment will be made by our s Board of Directors, whose determination will be final, binding and conclusive.

      In the event of our proposed liquidation or dissolution, the Administrator will notify any optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee’s options, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that our repurchase option applicable to shares of our Common Stock purchased upon the exercise of an option or stock purchase right will lapse as to such shares if the proposed transaction takes place in the time and manner contemplated. To the extent an option or stock purchase right has not previously been exercised, it will terminate immediately prior to the consummation of such liquidation or dissolution.

      In the event of our merger with or into another corporation or the sale of substantially all of our assets, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. In the event the successor corporation does not agree to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise such option or stock purchase right, including shares not otherwise exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

Tax Aspects

      The following discussion summarizes certain U.S. federal income tax considerations for U.S. taxpayers receiving options and stock purchase rights under the Plan and certain tax effects on us, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete, and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside. Tax consequences for any particular individual may differ.

Incentive Stock Options

      An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon a disposition of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of twenty percent (20%). Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options

      An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of twenty (20%). Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Stock Purchase Rights

      Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Consequently, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a share ceases to be subject to a substantial risk of forfeiture. A share will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the share upon the purchaser’s termination of employment with us. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the share on the date the share is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code (if permitted by the Administrator). In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the share on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us.

      If an option or stock purchase right expires or becomes unexercisable without having been fully exercised, the unpurchased shares that were subject to the option or right generally again will be available for grant or sale under the Plan.

Participation in the Plan in Fiscal Year 2002

      The number of awards (if any) that may be granted to employees, consultants or directors under the Plan is subject to the discretion of the Administrator and therefore future awards under the Plan are not determinable. The following table sets forth information with respect to the grant of options under the Plan during the last fiscal year to (i) each of the executive officers named in the Summary Compensation Table, (ii) each nominee for election as a director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees who are not executive officers as a group. In addition, in fiscal 2003, the following executive officers received options to purchase Common Stock at an exercise price of $5.43 per share: Mr. Bizzack, and Mr. Klei each received options to purchase

100,000 shares of our Common Stock and Mr. Blalock and Mr. Corcoran each received an options to purchase 75,000 shares of our Common Stock.

	Number of
	Securities	Exercise
	Underlying	Price
	Options	($ per
Name of Individual and Position	Granted	Share)

Thomas H. Sinton	75,000	$13.23
Chairman of the Board, President and Chief Executive Officer
Jeffrey M. Bizzack	50,000	$13.23
Executive Vice President, Sales and Services
Jerry W. Blalock	50,000	$13.23
Executive Vice President and Group General Manager
Steven E. Klei	50,000	$13.23
Executive Vice President, Finance, Chief Financial Officer and Secretary
Timothy M. Corcoran(2)	75,000	$13.23
Executive Vice President, Chief Information Officer
David Hodgson	10,000	$13.23
Director
All current executive officers as a group (5 persons)	300,000	$13.23
All current directors who are not executive officers as a group (5 persons)(3)	30,000	$13.23
All employees, including all current officers who are not executive officers, as a group	1,642,265	$15.17 (1)

(1)	Represents a weighted average per share exercise price.

(2)	Mr. Corcoran became an officer effective July 1, 2002.

(3)	Excludes options exercisable for 30,000 shares at $14.38 per share granted to each of Mr. Raney and Mr. Spadafora on July 1, 2002.

Equity Compensation Plan Information

      The following table provides information as of June 30, 2002 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the Plan and the 1997 Employee Stock Purchase Plan.

			Number of Securities
	Number of Securities to	Weighted-Average	Remaining Available
	be Issued upon Exercise	Exercise Price of	for Future Issuance
	of Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	5,986,084	$19.14	2,717,647	(1),(2)
Equity compensation plans not approved by security holders	0	0	0
Total	5,986,084	$19.14	2,717,647

(1)	Includes 216,972 shares available for issuance in the 1997 Employee Stock Purchase Plan. Rights to shares for the current purchase period began accruing on May 1, 2002; however, the number of shares to be issued and the purchase price will not be known until October 31, 2002.

(2)	The Plan is subject to an annual increase equal to the lesser of (a) 375,000 shares, (b) 2% of the outstanding shares of Common Stock on such date or (c) a lesser amount determined by the Board. The 1997 Employee Stock Purchase Plan is subject to an annual increase to be added on each anniversary date of the adoption of the plan equal to the lesser of (a) 225,000 shares, (b) 1.5% of the outstanding shares of Common Stock on such date, or (c) a lesser amount determined by the Board of Directors.

PROPOSAL NO. 3

ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

      We have adopted the 2002 Employee Stock Purchase Plan (the “Purchase Plan”), subject to stockholder approval. The following paragraphs provide a summary of the principal features of the Purchase Plan and its operation. The Purchase Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Required Vote

      The affirmative vote of the holders of shares representing a majority of the voting power present in person or represented by proxy and entitled to vote on the subject matter is required to approve the adoption of the Purchase Plan.

      Recommendation: The Board of Directors recommends that the Stockholders vote “FOR” adoption of the 2002 Employee Stock Purchase Plan.

SUMMARY OF THE PLAN

Purpose

      The purpose of the Purchase Plan is to provide our eligible employees with the opportunity to purchase shares of our Common Stock through payroll deductions. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

      We previously adopted the 1997 Employee Stock Purchase Plan (the “1997 Plan”) and our eligible employees have participated in the 1997 Plan since the date of our initial public offering. However, due to the decrease in our stock price, the supply of shares reserved under the 1997 Plan now has been exhausted and accordingly, our employees have been informed that no further purchases will be made under the 1997 Plan.

Eligibility to Participate

      Most of our employees are eligible to participate in the Purchase Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of our voting stock. Also, the Compensation Committee of our Board of Directors (the “Compensation Committee”) has discretion to exclude employees who normally are scheduled to work less than or equal to twenty hours per week or five months per calendar year, have worked for us for less than two years, or are officers or other highly compensated employees. The Compensation Committee may establish a waiting period (not to exceed two years) before new employees may become eligible to participate in the Purchase Plan. Approximately 1,200 employees currently are expected to be eligible to participate in the Purchase Plan.

Administration, Amendment and Termination

      The Compensation Committee administers the Purchase Plan. The members of the Compensation Committee serve at the pleasure of the Board. Subject to the terms of the Purchase Plan, the Compensation

Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Purchase Plan. The Compensation Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Purchase Plan that it considers appropriate to promote our best interests, and to ensure that the Purchase Plan remains qualified under Section 423 of the Code. The Compensation Committee may delegate one or more ministerial duties in the administration of the Purchase Plan.

      The Compensation Committee or our Board of Directors may amend or terminate the Purchase Plan at any time and for any reason. However, as required by Section 423 of the Code, certain material amendments must be approved by our stockholders.

Number of Shares of Common Stock Available Under the Plan

      A maximum of 500,000 shares of Common Stock shall be available for issuance pursuant to the Purchase Plan plus an annual increase to be added on the first day of each calendar year equal to the lesser of (a) 325,000 shares, (b) 1.5% of the outstanding shares of Common Stock on the immediately preceding date, or (c) a lesser amount determined by the Compensation Committee. The last annual increase added to the Purchase Plan pursuant to the preceding sentence shall occur on the first day of calendar year 2013. Shares sold under the Purchase Plan may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Purchase Plan and the formula for adding shares to the Purchase Plan.

Enrollment and Contributions

      Eligible employees voluntarily elect whether or not to enroll in the Purchase Plan. Employees join for an enrollment period of twenty-four months. Employees who have elected to participate in the Purchase Plan automatically are re-enrolled for additional rolling twenty four-month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Purchase Plan rules).

      Employees contribute to the Purchase Plan through payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation through after-tax payroll deductions. From time to time, the Compensation Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 27 months). After an enrollment period has begun, an employee may increase or decrease his or her contribution percentage (subject to Purchase Plan rules).

Purchase of Shares

      Within each twenty-four month enrollment period, there are four six-month purchase periods. On the last business day of each six-month purchase period, we use each participating employee’s payroll deductions to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (1) the stock’s market value on the first day of the twenty four-month enrollment period, or (2) the stock market’s value on the last day of the enrollment period. Market value under the Purchase Plan means the average of the high and low prices of the Common Stock on Nasdaq for the day in question. However, on any purchase date, no employee may purchase more than 5,000 shares of stock and all employees together cannot purchase more than 225,000 shares. Also, in any single year, no employee may purchase more than $25,000 of Common Stock (based on market value on the applicable enrollment date(s)). The Compensation Committee has discretion to set lower limits than those specified in the Purchase Plan without a formal amendment to the Purchase Plan.

Termination of Participation

      Participation in the Purchase Plan terminates when a participating employee’s employment with us ceases for any reason, the employee withdraws from the Purchase Plan, or we terminate or amend the Purchase Plan such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

      Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, on the market value of our Common Stock on the first and last day of the enrollment period and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of our Common Stock that were purchased during fiscal year 2002 under our 1997 Plan (which is being discontinued) by certain persons, and the (b) average price per share purchase price paid for such shares.

	Number of	Average Per
	Shares	Share Purchase
Name of Individual and Position	Purchased	Price

Thomas H. Sinton(1)	—	—
Chairman of the Board, President, Chief Executive Officer and Director
Jeffrey M. Bizzack	1,201	$14.83
Executive Vice President, Sales and Services
Jerry W. Blalock	1,348	$14.84
Executive Vice President, and Group General Manager
Steven E. Klei	1,179	$14.84
Executive Vice President, Finance, Chief Financial Officer and Secretary
Timothy M. Corcoran	400	$14.83
Executive Vice President, Chief Information Officer
David Hodgson	—	—
Director
All current executive officers as a group (5 persons)	3,728	$14.84
All current directors who are not executive officers as a group (5 persons)(2)	—	—
All employees, including all current officers who are not executive officers, as a group	291,255	$14.84

(1)	Thomas Sinton was not eligible to participate in the 1997 Plan and is not expected to be eligible to participate in the Purchase Plan due to his ownership of more than 5% of our Common Stock.

(2)	Directors who are not our employees are not eligible to participate in the Purchase Plan and were not eligible to participate in the 1997 Plan.

Tax Aspects

      Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the Purchase Plan are as follows.

      An employee will not have taxable income when the shares of Common Stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Purchase Plan.

      For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

      We may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the Purchase Plan within the holding period. We may not deduct any amount for shares disposed of after the holding period.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending June 30, 2003. Ernst & Young LLP has been our independent auditors since June 1996. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      We have been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in our company.

Fee Disclosure

      Audit Fees. Ernst & Young LLP billed us an aggregate of $373,679 in fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended June 30, 2002 and for the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during that year.

      Audit Related Fees. Ernst & Young LLP billed us $222,650 for services rendered to us for audit-related fees, for the fiscal year ended June 30, 2002. These services primarily consisted of assistance with and review of other SEC registration statements.

      Non Audit Related Fees. Ernst & Young LLP billed us $93,154 for non-audit related services for the fiscal year ended June 30, 2002. These non-audit related fees consisted of tax return preparation and consultations.

      The audit committee considered the provision of the services listed above by Ernst & Young LLP and determined that the provision of the services was compatible with maintaining the independence of Ernst & Young LLP.

Required Vote

      The Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of the holders of shares representing a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

      Recommendation: The Board of Directors recommends that the Stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock, as of September 30, 2002 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director, (c) each of the executive officers named in the Summary Compensation Table and (d) all of our directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, we believe that the persons named in the table have sole voting and investing power with respect to all shares of Common Stock indicated as being beneficially owned by them and officers and directors can be contacted at our principal office. All of our Preferred Stock is owned by entities affiliated with GAP, LLC.

	Number of Shares	Percent
	Beneficially	of
Name of Beneficial Owner	Owned(1)	Total

Thomas H. Sinton(2)	3,587,601	12.6%
Entities Affiliated with GAP, LLC(3)	5,684,187	20.0%
Franklin Resources, Inc.(4)	2,714,375	9.6%
Glenn J. Krevlin(5)	1,466,800	5.2%
Stephen F. Mandel, Jr.(6)	1,555,900	5.5%
Jeffrey M. Bizzack(7)	274,981	*
Jerry Blalock(8)	175,093	*
Steven E. Klei(9)	178,939	*
Timothy M. Corcoran(10)	20,192	*
William T. Clifford(11)	42,501	*
David C. Hodgson(3)	5,719,688	20.1%
Ronald W. Readmond(12)	51,945	*
Dennis R. Raney	0	*
Samuel T. Spadafora	0	*
All executive officers and directors as a group (10 persons)(13)	10,050,940	35.4%

*	Represents beneficial ownership of less than one percent.

(1)	Based on 28,413,719 shares of Common Stock outstanding as of September 30, 2002. As of September 30, 2002, 1,132,075 shares of Preferred Stock were outstanding, all of which were owned by entities affiliated with GAP, LLC. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of September 30, 2002 upon the exercise of warrants or vested options or the conversion of Preferred Stock. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options and warrants for the purchase of Common Stock held by such stockholder, which are exercisable within 60 days of September 30, 2002, and the conversion of Preferred Stock held by such stockholder into Common Stock.

(2)	Includes 174,166 shares issuable upon exercise of vested options, 168,948 shares held by the Silas D. Trust Estate, 942,897 shares held by the Thomas H. Sinton and Jane Nibley Sinton 1989 Irrevocable Trust, 50,502 shares held by Jane N. Sinton as a custodian for minor children, and 15,950 shares held by an unnamed trust. Also includes 500,000 of the 1,000,000 shares held by Interpro Holdings, LLC, of which Mr. Sinton is a member. Mr. Sinton has the right to designate 50% of the Board of Managers of InterPro Holdings, LLC.

(3)	The record holders of these shares and are part of a group for purposes of Rule 13d-5 of the Exchange Act. The group includes GAP LLC, General Atlantic Partners 39, L.P. (“GAP 39”), General Atlantic Partners 59, L.P. (“GAP 59”), General Atlantic Partners 70, L.P. (“GAP 70”), General Atlantic Partners 73, L.P. (“GAP 73”), General Atlantic Partners 74, L.P. (“GAP 74”), GAP Coinvestment Partners, L.P. (“GAPCO I”), GAP Coinvestment Partners II, L.P. (“GAPCO II”), GapStar, LLC (“GapStar”), GAPCO GmbH & Co. KG (“GAPCO KG”) and GAPCO Management GmbH (“GmbH Management”). As of the date hereof, GAP LLC, GAP 39, GAP 59, GAP 70, GAP 73, GAP 74, GAPCO I, GAPCO II, GapStar, GAPCO KG and GmbH Management (collectively, the “GA Group”) each owns of record no shares of Common Stock, 1,851,009 shares of Common Stock, no shares of Common Stock, no shares of Common Stock, no shares of Common Stock, 1,095,667 shares of Common Stock, 323,190 shares of Common Stock, 152,307 shares of Common Stock, 83,333 shares of Common Stock, 2,027 shares of Common Stock and no shares of Common Stock, respectively, or 0.0%, 6.5%, 0.0%, 0.0%, 0.0%, 3.9%, 1.1%, 0.5%, 0.3%, 0.0% and 0.0%, respectively, of our issued and outstanding shares of Common Stock as of September 30, 2002. In addition, as of the date hereof, GAP 70 owns 915,515 shares of our Preferred Stock convertible into 951,566 shares of Common Stock (excluding any accrued but unpaid dividends), GAPCO II owns 145,805 shares of Preferred Stock convertible into 151,547 shares of Common Stock (excluding any accrued but unpaid dividends) and GapStar owns 70,755 shares of Preferred Stock convertible into 73,541 shares of Common Stock (excluding any accrued but unpaid dividends), respectively, or 3.3%, 0.5%, and 0.3%, respectively, of our issued and outstanding Common Stock as of September 30, 2002. The holders of Preferred Stock are currently entitled to elect one of our Class II directors. The general partner of GAP 39, GAP 59, GAP 70, GAP 73 and GAP 74 is GAP LLC. GAP LLC is also the managing member of GapStar. GmbH Management is the general partner of GAPCO KG. The managing members of GAP LLC are Steven A. Denning, Peter L. Bloom, Peter Currie, Mark F. Dzialga, Erik Engstrom, Klaus Esser, William E. Ford, William O. Grabe, David C. Hodgson, Braden R. Kelly, Rene M. Kern, William J. Lansing, Matthew Nimetz, Clifton S. Robbins, Franchon M. Smithson, Tom C. Tinsley, Florian Wendelstadt and John Wong (collectively, the “GAP Managing Members”). David C. Hodgson is one of our directors. The GAP Managing Members (other than Mr. Esser) are also the general partners of GAPCO I and GAPCO II. By virtue of the fact that (i) the GA Group beneficially owns approximately 61% of the membership interests of InterPro Holdings, LLC (“Interpro Holdings”) and may designate 50% of the managers of the Board of Managers of InterPro Holdings, (ii) the GAP Managing Members (other than Mr. Esser) are also the general partners authorized and empowered to vote and dispose of the securities held by GAPCO I, GAPCO II and GapStar, (iii) GAP LLC is the general partner of GAP 39, GAP 59, GAP 70, GAP 73 and GAP 74 and the managing member of GapStar and (iv) the GAP Managing Members are authorized and empowered to vote and dispose of the securities held by GAPCO KG, the GA Group may be deemed to share voting power and the power to direct the disposition of the shares of Common Stock owned by each member of the GA Group and InterPro Holdings. InterPro Holdings owns of record 1,000,000 shares of Common Stock. Accordingly, as of the date hereof, each member of the GA Group may be deemed to own beneficially an aggregate of 5,684,187 shares of Common Stock or 20% of our issued and outstanding shares of Common Stock as of September 30, 2002. Each member of the GA Group has the shared power to direct the vote and the shared power to direct the disposition of the 5,684,187 shares of Common Stock that may be deemed to be owned beneficially by each of them. Mr. Hodgson disclaims beneficial ownership of the securities owned by the GA Group and Interpro Holdings except to the extent of his pecuniary interest therein. In addition, Mr. Hodgson owns directly 15,084 shares of our common stock and holds options to purchase 30,416 shares of our common stock of which 20,417 are vested. The address of Mr. Hodgson and General Atlantic is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

(4)	As disclosed in the Schedule 13G/A filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. on February 14, 2002, Franklin Resources, Inc. beneficially owns 2,714,375 shares of which Franklin Advisers, Inc., an advisor subsidiary of Franklin Resources, Inc., has the sole voting and investment power with respect to 2,225,100 of such shares and Franklin Private Client Group, Inc., an advisor subsidiary of Franklin Resources, Inc., has the sole investment power with respect to 489,275 of such shares. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Franklin Resources, Inc., each owning in excess of 10% of the outstanding Common Stock of Franklin Resources, Inc., and may be deemed to be beneficial owners of securities held by persons and entities advised by Franklin Resources, Inc.’s subsidiaries. Franklin Resources, Inc., its principal shareholders and each of the advisor subsidiaries thereof disclaim any economic or beneficial ownership in any of our shares. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(5)	As disclosed in the Schedule 13G filed by Glenn J. Krevlin on September 19, 2002, he beneficially owns 1,466,800 shares. The address of Mr. Krevlin is 650 Madison Avenue, 26th Floor, New York, NY 10022.

(6)	As disclosed in the Schedule 13G filed by Stephen F. Mandel, Jr., Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Pine Associates LLC and Lone Pine Capital LLC on May 28, 2002, Mr. Mandel beneficially owns 1,555,900 shares of which he has shared voting and investment power. Lone Pine Associates LLC, the general partner of Lone Spruce, L.P., Lone Sequoia, L.P. and Lone Balsam, L.P., has the power to direct the affairs of Lone Spruce, L.P., Lone Sequoia, L.P. and Lone Balsam, L.P., including decisions respecting the disposition of the proceeds of the sale of shares. Mr. Mandel, Jr. is the managing member of Lone Pine Associates LLC. Mr. Mandel, Jr. is the managing member of Lone Cypress, Ltd., a client of Lone Pine Capital LLC, which has the power to direct the receipt of dividends from or the proceeds of the sale of shares. The address of Mr. Mandel, Jr. is Two Greenwich Plaza, Greenwich, CT 06830.

(7)	Includes 157,500 shares issuable upon exercise of vested options held by Mr. Bizzack and 80,000 shares held by Mt. Diablo National Bank FBO Jeffrey Bizzack.

(8)	Includes 172,500 shares issuable upon exercise of vested options held by Mr. Blalock.

(9)	Includes 155,833 shares issuable upon exercise of vested options held by Mr. Klei.

(10)	Includes 19,792 shares issuable upon exercise of vested options held by Mr. Corcoran.

(11)	Includes 42,501 shares issuable upon exercise of vested options held by Mr. Clifford.

(12)	Includes 42,501 shares issuable upon exercise of vested options held by Mr. Readmond.

(13)	Includes 785,210 shares issuable upon exercise of vested options and 1,176,654 shares issuable upon conversion of Preferred Stock.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid to our Chief Executive Officer and each of our three other most highly compensated executive officers determined as of the end of the last fiscal year (referred to herein as the “Named Executive Officers”) for services rendered to us in all capacities during the last three fiscal years.

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
	Fiscal			Underlying
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Options(#)(2)	Other(3)

Thomas H. Sinton	2002	$290,000	$94,788	75,000	$—
Chairman of the Board, President,	2001	300,000	187,000	60,000	—
Chief Executive Officer and Director	2000	300,000	121,500	62,500	—
Jeffrey M. Bizzack	2002	241,667	78,989	50,000	1,275
Executive Vice President,	2001	250,000	156,250	—	—
Sales and Marketing	2000	237,500	152,500	250,000	—
Jerry W. Blalock	2002	241,667	78,989	50,000	1,010
Executive Vice President,	2001	250,000	156,250	—	—
and Group General Manager	2000	292,752	109,614	250,000	—
Steven E. Klei	2002	241,667	78,989	50,000	1,275
Executive Vice President, Finance, Chief	2001	250,000	156,250	—	—
Financial Officer and Secretary	2000	237,495	90,000	250,000	—

(1)	Excludes amounts to be paid in August 2003 and August 2004 pursuant to the fiscal year 2001 and 2002 Deferred Bonus Plans. At September 30, 2002 Mr. Sinton will receive $182,250 in August 2003 and the other named executive officers will each receive $137,250 and Mr. Sinton will receive $217,750 in August 2004 and the other named executive officers will each receive $150,750. These amounts will only be paid if they are employees on such dates.

(2)	The options generally vest over four years as follows: 25% of the shares one year from the grant date and as to 1/48 of the shares in each successive month thereafter, with full vesting occurring on the fourth anniversary date. The options have a term of ten years, subject to earlier termination in certain situations related to termination of employment.

(3)	The amounts reported consist solely of our matching contributions under our 401(k) Plan.

      The options granted in fiscal year 2000 vest either (1) over five years as follows: 20% of the shares one year from the grant date and  1/60 of the shares in each successive month thereafter, with full vesting occurring on the fifth anniversary date or (2) four years from grant date; shares may vest early depending upon our performance.

      The following table sets forth information regarding stock options granted during the fiscal year ended June 30, 2002 to each of the Named Executive Officers.

Option Grants in Year Ended June 30, 2002

	Individual Grants

		% of Total			Potential Realizable Value
	No. of	Options	Exercise		at Assumed Annual Rates
	Securities	Granted to	Price		of Stock Price Appreciation
	Underlying	Employees In	Per		for Option Term($)(3)
	Options	Fiscal Year	Share	Expiration
Name	Granted	2002(1)	($)(2)	Date	5%	10%

Thomas H. Sinton	75,000	3.81%	$13.23	9/27/2011	$704,127	$1,586,166
Jeffrey M. Bizzack	50,000	2.54%	$13.23	9/27/2011	$469,418	$1,057,444
Jerry W. Blalock	50,000	2.54%	$13.23	9/27/2011	$469,418	$1,057,444
Steven E. Klei	50,000	2.54%	$13.23	9/27/2011	$469,418	$1,057,444

(1)	Based on a total of 1,972,265 options granted to all employees, consultants and directors during fiscal year 2002.

(2)	Represents the fair market value of the underlying Common Stock as determined by the Board of Directors on the date of grant.

(3)	The potential realizable value at 5% and 10% appreciation is calculated by assuming that the last reported sales price of $14.58 share on June 30, 2002 appreciates at the indicated rate for the remaining portion of the term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance.

Option Exercises and Holdings

      The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares subject to exercisable and unexercisable stock options as of June 30, 2002. The table also sets forth certain information with respect to the value of stock options held by such individuals as of June 30, 2002. The Named Executive Officers did not exercise any options during the fiscal year.

And Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas H. Sinton	140,208	139,792	$78,577	$101,250
Jeffrey M. Bizzack	132,032	220,468	262,400	67,500
Jerry W. Blalock	144,688	222,812	—	67,500
Steven E. Klei	128,359	220,391	262,400	67,500

(1)	The amount set forth represents the difference between the closing Common Stock share price of $14.58 on June 30, 2002, as reported by the Nasdaq National Market, and the applicable exercise price, multiplied by the applicable number of options.

CERTAIN TRANSACTIONS

Related Transactions and Commercial Relationships

      Thomas H. Sinton and certain affiliates of GAP, LLC are the principal owners of an interim holding company that is the principal stockholder of SmartTime, Inc. Mr. Sinton is our President, Chief Executive Officer and Chairman of the Board. David C. Hodgson, our director, is a managing member of GAP, LLC, an affiliate of General Atlantic Partners which beneficially owns more than 5% of our outstanding stock. Because Mr. Sinton is an officer and Mr. Sinton and Mr. Hodgson are each directors, transactions or relationships between SmartTime and us are entered into on an arms-length basis and are approved by our disinterested directors.

      In August 2002, we entered into a non-exclusive license agreement with SmartTime whereby we obtained the right to use and sublicense proprietary software and related technology to support the software application in use by a number of our Comprehensive Outsourcing clients, for $1,250,000. This agreement is in addition to prior agreements with SmartTime whereby we licensed the right to use this software application and then sub-licensed the technology to our Comprehensive Outsourcing clients for $558,000. In August 2002, we also entered into a development agreement with SmartTime whereby SmartTime will provide certain development, maintenance and support services and we will pay SmartTime a fee for the services on a time and materials basis. We estimate that we will pay SmartTime at least $1,350,000 for such services in fiscal year 2003. Mr. Sinton and Mr. Hodgson have an interest in such transactions, as InterPro Holdings, LLC owns approximately 98% of SmartTime and Mr. Sinton and certain affiliates of GAP LLC hold approximately 39% and 61%, respectively, of the ownership interest in InterPro Holdings LLC.

      Pursuant to a Common Stock Purchase Agreement, certain affiliates of GAP, LLC, Stephen Mandel, Jr. and Glenn Krevlin purchased an aggregate of 1,333,334, 500,000 and 100,000 shares, respectively, of Common Stock from us in December 2001 and February 2002 for an aggregate purchase price of $20,000,010, $7,500,000 and $1,500,000, respectively. Mr. Hodgson is our director and a managing member of GAP, LLC. Each of Mr. Mandel and Mr. Krevlin is a beneficial owner of more than 5% of our Common Stock.

Deferred Bonus Program

      We adopted deferred bonus plans in fiscal years 2001 and 2002 for our executive officers and some of our other senior employees. Under the fiscal year 2001 bonus plan, Mr. Sinton will receive $75,000 and Messrs. Bizzack, Blalock and Klei will each receive $63,000 in August 2003, provided that they are still employees at such time. Under the fiscal year 2002 bonus plan, Mr. Sinton will receive $325,000 and Messrs. Bizzack, Blalock, Klei and Corcoran will each receive $225,000. Of these amounts, 33% will be paid in August 2003 and 67% will be paid in August 2004, provided that they are still employees at such times. The bonus amounts under both plans could increase based upon the participants still employed on the dates of the payments.

Loans to Officers

      In January 1997, we loaned $250,000 under a full recourse note agreement at an interest rate of 6.1% per year to Mr. Bizzack, one of our executive officers, to permit Mr. Bizzack to purchase a residence. Accrued interest was required to be paid on a monthly basis beginning two years from the date of the note. All principal and accrued but unpaid interest was due in January 2001. In June 2002, we restructured the loan. The new principal amount of $344,502 is under a full recourse note at an interest rate of 4.74% compounded annually. Mr. Bizzack is to pay $62,000 on August 31, 2003 and thereafter annually on such date. All principal and accrued but unpaid interest is due on June 28, 2006.

      In September 1998, we loaned $250,000 under a full recourse note agreement at an interest rate of 5.42% per year to Mr. Blalock, one of our executive officers, to permit Mr. Blalock to purchase a residence. All principal and accrued but unpaid interest was due in September 2001. In June 2002 we restructured the loan. The new principal amount of $305,768 is under a full recourse note at an interest rate of 4.74% compounded annually. Mr. Blalock is to pay $62,000 on August 31, 2003 and thereafter annually on such date. All principal and accrued but unpaid interest is due on June 28, 2006.

      In June 2002, we loaned $250,000 under a full recourse note agreement at an interest rate of 4.74% compounded annually to Mr. Corcoran, one of our executive officers, to permit Mr. Corcoran to purchase a residence. Mr. Corcoran is to pay $50,000 on August 31, 2003 and thereafter annually on such date. All principal and accrued but unpaid interest is due on June 9, 2006.

Employment Agreements and Change in Control Arrangements

      Messrs. Sinton, Klei, Bizzack, Blalock and Corcoran have entered into employment agreements with us. These agreements provide that each of the executive officers will receive a base salary and a bonus of up to a specified amount of base salary, except for Mr. Bizzack who is eligible for a sales commission amount or bonus determined by us. These agreements also provide that employment is at will, but if employment is terminated without cause, the executive officer is entitled to a single, lump-sum payment equal to twelve (12) months of the executive officer’s salary, continuation of benefits for twelve (12) months and whichever causes the greatest number of shares to vest under all outstanding options issued to the executive officer under our Plan: (a) 50% of the unvested shares of our Common Stock subject to the options, or (b) additional vesting that would have occurred had the executive officer continued to have been employed for one year from the date of such involuntary termination.

      In the event of a Change of Control (as defined in each employment agreement), 50% of the shares of our Common Stock subject to the options shall vest and become exercisable. If, following such Change of Control, the executive officer’s employment with us is terminated in an involuntary termination, the remaining 50% of the shares of our Common Stock subject to the options shall vest and become exercisable. In addition, if the involuntary termination occurs within 18 months following the Change of Control, then the executive officer is entitled to receive (in lieu of the 12-month severance benefits listed above) a single, lump-sum payment equal to eighteen (18) months of the executive officer’s salary, continuation of benefits for eighteen (18) months, and the payment of any earned but unpaid bonuses, including deferred bonuses under our fiscal year 2001 and fiscal year 2002 deferred bonus plans.

Indemnification

      Our certificate of incorporation limits the liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

      Our bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. We have also entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, during fiscal year 2002, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were satisfied.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2002, with management and Ernst & Young LLP, our independent auditors.

      The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. This discussion included, among other topics, the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and changes to significant accounting policies.

      The Audit Committee has discussed with Ernst & Young LLP the auditors’ independence and received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

      While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. Similarly, it is the responsibility of the independent auditors, and not the Audit Committee, to conduct the audit and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Dennis R. Raney
Ronald W. Readmond
Samuel T. Spadafora

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was formed in November 1996. It was composed of Messrs. Hodgson and Readmond during fiscal year 2002. Thomas H. Sinton and certain affiliates of GAP, LLC are the principal owners of an interim holding company that is the principal stockholder of SmartTime. David C. Hodgson, our director and a former member of the Compensation Committee, is a managing member of GAP, LLC, an affiliate of General Atlantic Partners which beneficially owns more than 5% of our outstanding stock. For information regarding recent transaction between SmartTime and us, see “Certain Transactions-Related Transactions and Commercial Relationships.”

      The Compensation Committee is currently composed of Messrs. Raney, Readmond and Spadafora. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The Compensation Committee was established in November 1996 and is responsible for reviewing the compensation and benefits for our executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Compensation Committee also administers our stock plans.

Compensation Philosophy and Policy

      The policy of the Compensation Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Compensation Committee are to:

•	attract, retain and motivate highly qualified executive officers and employees who contribute to our long-term success;

•	align the compensation of executive officers with business objectives and performance; and

•	align incentives for executive officers with the interests of stockholders in maximizing value.

      We have taken the necessary steps to conform our compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Code, as amended.

Elements of Compensation

      Compensation for executive officers includes both cash and equity elements.

      Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry, (ii) cash bonuses subject to meeting all or a portion of targeted objectives and (iii) deferred compensation as explained below.

      Ownership of our Common Stock is a key element of executive compensation. Executive officers and our other employees are eligible to participate in the Plan and were eligible to participate in the 1997 Plan. They will also be eligible to participate in the Purchase Plan if it is approved. The Plan permits the Board of Directors or the Compensation Committee to grant stock options to employees on such terms as the Board or the Compensation Committee may determine. The Compensation Committee is currently administering stock option grants to employees. In determining the size of a stock option grant to a new executive officer or other employee, the Compensation Committee takes into account equity participation by comparable employees within our company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. Options typically vest over a four-year period and thus require the employee’s continuing service with us. The Purchase Plan permits employees to acquire our Common Stock through payroll deductions and promotes broad-based equity participation throughout our company. The Compensation Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

      We also maintain a 401(k) retirement savings plan (the “401(k) Plan”). The 401(k) Plan provides that each participant may contribute up to 18% of his or her pre-tax gross compensation (up to a statutory prescribed annual limit of $11,000 in 2002). In fiscal year 2002 we matched eligible employee contributions 25% for every dollar employees contributed to their 401(k) account, up to 3% of their salary.

Fiscal Year 2002 Executive Compensation

      Executive compensation for fiscal year 2002 included base salary and incentive cash bonuses based upon achievement of corporate goals, individual performance goals and financial performance goals. Executive officers, like other employees, were eligible for option grants under the Plan and to participate in the 1997 Plan.

Chief Executive Officer Compensation for Fiscal Year 2002

      Thomas H. Sinton founded our company in 1984 and has served as our President and Chief Executive Officer since March 1993. In fiscal year 2002, Mr. Sinton earned $290,000 in salary and $94,788 in bonus awards. Mr. Sinton’s salary and bonus were based on the same factors considered for each executive officer, as previously described. In addition, Mr. Sinton received an option grant for 75,000 shares of common stock.

Deferred Compensation Plan

      In fiscal year 2002, we also approved the implementation of a deferred bonus plan for executive officers and other senior employees in order to provide additional retention incentives. We believed that such a plan was necessary given the substantially decreased value in the stock options granted to the executive officers and other senior employees. Under the plan, bonus amounts were set aside in fiscal year 2002. The bonus amount set aside for Mr. Sinton, our chief executive officer, was $325,000. For executive officers, 33% of the bonus amount will be paid in August 2003 and 67% will be paid in August 2004. For all other senior employees participating in the plan, 50% will be paid in August 2003 and 50% will be paid in August 2004. A participant in the plan will only receive the payments if he or she is still an employee on the relevant dates. The bonus amounts under the plan could increase based upon the participants still employed on the dates of the payments.

Employment Agreements

      Messrs. Sinton, Klei, Bizzack, Blalock and Corcoran have entered into employment agreements with us. These agreements specify the terms of employment; including pay factors listed above. The agreements provide that employment is at will, but if employment is terminated without cause, the executive officer is entitled to a single, lump-sum payment equal to twelve (12) months of the executive officer’s salary, continuation of benefits for twelve (12) months and whichever causes the greatest number of shares to vest under all outstanding options issued to the executive officer under our Plan: (a) 50% of the unvested shares of our Common Stock subject to the options, or (b) additional vesting that would have occurred had the executive officer continued to have been employed for one year from the date of such involuntary termination.

      In the event of a Change of Control (as defined in each employment agreement), 50% of the shares of our Common Stock subject to the options shall vest and become exercisable. If, following such Change of Control, the executive officer’s employment with us is terminated in an involuntary termination, the remaining 50% of the shares of our Common Stock subject to the options shall vest and become exercisable. In addition, if the involuntary termination occurs within 18 months following the Change of Control, then the executive officer is entitled to receive (in lieu of the 12-month severance benefits listed above) a single, lump-sum payment equal to eighteen (18) months of the executive officer’s salary, continuation of benefits for eighteen (18) months, and the payment of any earned but unpaid bonuses, including deferred bonuses under our fiscal year 2001 and fiscal year 2002 deferred bonus plans.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Dennis R. Raney
Ronald W. Readmond
Samuel T. Spadafora

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return to stockholders on our Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and the Russell 2000 Index. The graph assumes that $100 was invested on September 19, 1997 (the date of our initial public offering) in our Common Stock, the Nasdaq Stock Market U.S. Index and the Russell 2000 Index, assuming reinvestment of dividends, if any. No cash dividends have been declared or paid on our Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*

AMONG PROBUSINESS SERVICES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

*	$100 invested on 9/19/97 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

	9/19/97	9/97	12/97	3/98	6/98	9/98	12/98

PROBUSINESS SERVICES, INC	100.00	173.94	208.05	266.60	425.19	463.85	620.74
NASDAQ STOCK MARKET (U.S.)	100.00	100.00	93.62	109.57	112.58	101.58	132.00
RUSSELL 2000	100.00	101.54	98.14	108.01	102.97	82.23	95.64

	3/99	6/99	9/99	12/99	3/00	6/00	9/00

PROBUSINESS SERVICES, INC	572.99	489.43	366.64	491.13	352.16	362.39	412.69
NASDAQ STOCK MARKET (U.S.)	148.03	161.93	165.96	245.30	275.36	239.43	220.32
RUSSELL 2000	90.45	104.52	97.91	115.97	124.19	119.49	120.81

	12/00	3/01	6/01	9/01	12/01	3/02	6/02

PROBUSINESS SERVICES, INC	362.39	299.29	362.21	201.77	256.48	294.27	198.76
NASDAQ STOCK MARKET (U.S.)	147.53	110.13	129.80	90.02	117.01	110.87	88.46
RUSSELL 2000	112.47	105.15	120.17	95.19	115.26	119.85	109.84

OTHER MATTERS

      We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

      It is important that your shares be represented at the meeting, regardless of the number of shares held. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope or vote on-line by following the online voting instructions.

THE BOARD OF DIRECTORS

Pleasanton, California

October 30, 2002

APPENDIX A

PROBUSINESS SERVICES, INC.

1996 STOCK PLAN
(As Amended(1))
(Restated as of December 6, 2002)

      1.     Purposes of the Plan. The purposes of this Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees and Consultants; and

•	to promote the success of the Company’s business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights also may be granted under the Plan.

      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means as to any fiscal year, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means ProBusiness Services, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, and any Director of the Company whether compensated for such services or not.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Earnings Per Share” means the Company’s or a business unit’s profit after-tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the

      (1)Amendments to the 1996 Stock Option Plan were approved by the Company’s stockholders on November 12, 1998, November 18, 1999, November 30, 2001 and December      , 2002.

Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(w) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(x) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Plan” means this 1996 Stock Plan, as amended from time to time.

(aa) “Profit Before Tax” means as to any fiscal year, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.

(bb) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(cc) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff) “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ii) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(jj) “Total Stockholder Return” means as to any fiscal year, the total return (change in share price plus reinvestment of any dividends) of a Share.

      3.     Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 9,193,322 Shares(2), plus any Shares issued or subject to issuance pursuant to options under the Company’s Amended 1989 Stock Option Plan (the “1989 Plan”) that are forfeited to the Company under the terms of such options subsequent to February 2002. In addition, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be increased on each anniversary date of the adoption of of the Plan by a number of Shares equal to the lesser of (i) 375,000 Shares, (ii) two percent (2%) of the outstanding Shares on such date or (iii) a lesser number determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock. No more than twenty percent (20%) of the Shares reserved for issuance under the Plan may be issued pursuant to Stock Purchase Rights.

      (2)Includes (i) 750,000 authorized Shares (of which 611,667 were issued and exercised, 130,753 were issued and unexercised and 7,580 were unissued as of the date the Executive Stock Option Plan became this Plan) from the Executive Stock Option Plan, (ii) 995,588 authorized and unused Shares from the 1989 Plan that transferred into this Plan, (iii) 289,366 Shares added pursuant to Shares issued or subject to issuance pursuant to options under the 1989 Plan that were forfeited to the Company between the Company’s initial public offering and May 2001, (iv) 335,574 Shares added pursuant to an annual increase equal to 2% of the outstanding Shares on February 12, 1998, (v) 872,794 Shares added pursuant to a 3:2 stock split on August 7, 1998, (vi) 950,000 Shares added pursuant to approval by the Company’s board of directors on July 23, 1998 and the Company’s stockholders on November 12, 1998, (vii) 375,000 Shares added pursuant to an annual increase on February 12, 1999, (viii) 1,500,000 Shares added pursuant to approval by the Company’s board of directors on September 28, 1999 and the Company’s stockholders on November 18, 1999, (ix) 375,000 Shares added pursuant to an annual increase on February 12, 2000, (x) 375,000 Shares added pursuant to an annual increase on February 12, 2001, (xi) 2,000,000 Shares added pursuant to approval by the Company’s board of directors on August 1, 2001 and the Company’s stockholders on November 30, 2001 and (xii) 375,000 Shares added pursuant to an annual increase on February 12, 2002.

      If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4.     Administration of the Plan.

      (a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria, including but not limited to Annual Revenue of the Company, Earnings Per Share, Profit Before Tax and Total Stockholder Return), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Rights or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

      5.     Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6.     Limitations.

      (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

      (c) The following limitations shall apply to award grants:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 187,500 Shares. Notwithstanding the foregoing, with respect to Options or Stock Purchase Rights granted after December 6, 2002, no Service Provider shall be granted, in any fiscal year of the Company, Options or Stock Purchase Rights in excess of 750,000 Shares.

(ii) The foregoing limit shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iii) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7.     Term of Plan. The Plan became effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

      8.     Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9.     Option Exercise Price and Consideration.

      (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10.  Exercise of Option.

      (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option or Stock Purchase Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11.  Stock Purchase Rights.

      (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

      (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

      (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

      12.  Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

      13.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added annually to the Plan pursuant to Section 3(i) and the number of Shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the capital structure of the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      14.  Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      15.  Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      16.  Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      17.  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      18.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

APPENDIX B

PROBUSINESS SERVICES, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE

      ProBusiness Services, Inc. hereby establishes the ProBusiness Services, Inc. 2002 Employee Stock Purchase Plan, effective as of December 6, 2002 in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

SECTION 2

DEFINITIONS

      2.1     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

      2.2     “Board” means the Board of Directors of the Company.

      2.3     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

      2.4     “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

      2.5     “Common Stock” means the common stock of the Company, $0.001 par value per share.

      2.6     “Company” means ProBusiness Services, Inc., a Delaware corporation.

      2.7     “Compensation” means a Participant’s base salary or regular wages (including overtime pay, sick pay and vacation pay) and any incentive pay or sales commissions (but only to the extent such compensation is payable in cash). The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

      2.8     “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or

(5) is a highly compensated employee under Section 414(q) of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved by the Employer, except that if the period of leave exceeds ninety days and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave.

      2.9     “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary (as the case may be) that directly employs the Participant.

      2.10     “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board or the Committee, have adopted the Plan.

      2.11     “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

      2.12     “Grant Date” means any date on which a Participant is granted an option under the Plan.

      2.13     “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

      2.14     “Plan” means the ProBusiness Services, Inc. 2002 Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

      2.15     “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

      2.16     “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

      3.1     Number Available. A maximum of 500,000 shares of Common Stock shall be available for issuance pursuant to the Plan plus an annual increase to be added on the first day of each calendar year (beginning on January 1, 2003 (equal to the lesser of (a) 325,000 shares, (b) 1.5% of the outstanding shares of Common Stock on the immediately preceding date, or (c) a lesser amount determined by the Compensation Committee. The last annual increase added to the Plan pursuant to the preceding sentence shall occur on the first day of calendar year 2013.

Shares sold under the Plan may be newly issued shares or treasury shares.

      3.2     Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan, the number of shares added to the Plan under Section 3.1 and in the purchase price and number of shares subject to any option under the Plan.

SECTION 4

ENROLLMENT

      4.1     Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

      4.2     Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 15% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). If permitted by the Committee (in its discretion and on a nondiscriminatory basis) a Participant instead may elect to have a specific dollar amount withheld. A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment election in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, any election must be received by the Company no later than the deadline specified by the Committee, in its discretion from time to time and on a nondiscriminatory basis. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

      5.1     Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

      5.2     Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the Enrollment Date that is approximately 24 months later.

      5.3     Number of Shares Subject to Option. The maximum number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, subject to this Section 5.3. However, on any Purchase Date, in no event may (a) any Participant purchase more than 5,000 shares of Common Stock, nor (b) all Participants purchase more than an aggregate of 225,000 shares. In addition, prior to any Purchase Date, the Committee may specify a smaller number of shares that may be purchased on that Purchase Date by any Participant. Notwithstanding any contrary provision of the Plan, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

      5.4     Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

      6.1     Exercise of Option. On each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be rolled over and used to purchase shares on the next Purchase Date (unless the individual no longer is a Participant, in which case the cash shall be refunded to him or her). The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on Nasdaq; or

(b) the closing price per Share on the Purchase Date on Nasdaq.

      6.2     Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

      6.3     Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines (in a uniform and nondiscriminatory manner). For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).

SECTION 7

WITHDRAWAL

      7.1     Withdrawal. A Participant may withdraw from the Plan by submitting a withdrawal form to the Company in such form and manner as the Committee may specify. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

SECTION 8

CESSATION OF PARTICIPATION

      8.1     Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

SECTION 9

DESIGNATION OF BENEFICIARY

      9.1     Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

      9.2     Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

      9.3     Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

      10.1     Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

      10.2     Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

      10.3     Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c) To cause an account or accounts to be maintained for each Participant and establish rules for the crediting of contributions and/or shares to the account(s);

(d) To determine the time or times when, and the number of shares for which, options shall be granted;

(e) To establish and revise an accounting method or formula for the Plan;

(f) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g) To determine the status and rights of Participants and their Beneficiaries or estates;

(h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

(k) To delegate to any one or more of its members or to any other person (including, but not limited to, employees of any Employer) severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

      10.4     Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

      10.5     Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

      10.6     Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

      10.7     Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

      11.1     Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

      11.2     Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

      12.1     Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

      12.2     Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

      12.3     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      12.4     Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

      12.5     Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

      12.6     No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

      12.7     Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

      12.8     Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California’s conflict of laws provisions).

      12.9     Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXECUTION

      IN WITNESS WHEREOF, ProBusiness Services, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

PROBUSINESS SERVICES, INC.

By:

Title:

Dated:                     , 2002

PROBUSINESS SERVICES, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1	PURPOSE	B-1
SECTION 2	DEFINITIONS	B-1
2.1	“1934 ACT”	B-1
2.2	“BOARD”	B-1
2.3	“CODE”	B-1
2.4	“COMMITTEE”	B-1
2.5	“COMMON STOCK”	B-1
2.6	“COMPANY”	B-1
2.7	“COMPENSATION”	B-1
2.8	“ELIGIBLE EMPLOYEE”	B-1
2.9	“EMPLOYEE”	B-2
2.10	“EMPLOYER” OR “EMPLOYERS”	B-2
2.11	“ENROLLMENT DATE”	B-2
2.12	“GRANT DATE”	B-2
2.13	“PARTICIPANT”	B-2
2.14	“PLAN”	B-2
2.15	“PURCHASE DATE”	B-2
2.16	“SUBSIDIARY”	B-2
SECTION 3	SHARES SUBJECT TO THE PLAN	B-2
3.1	NUMBER AVAILABLE	B-2
3.2	ADJUSTMENTS	B-2
SECTION 4	ENROLLMENT	B-2
4.1	PARTICIPATION	B-2
4.2	PAYROLL WITHHOLDING	B-3
SECTION 5	OPTIONS TO PURCHASE COMMON STOCK	B-3
5.1	GRANT OF OPTION	B-3
5.2	DURATION OF OPTION	B-3
5.3	NUMBER OF SHARES SUBJECT TO OPTION	B-3
5.4	OTHER TERMS AND CONDITIONS	B-3
SECTION 6	PURCHASE OF SHARES	B-4
6.1	EXERCISE OF OPTION	B-4
6.2	DELIVERY OF SHARES	B-4
6.3	EXHAUSTION OF SHARES	B-4
SECTION 7	WITHDRAWAL	B-4
7.1	WITHDRAWAL	B-4
SECTION 8	CESSATION OF PARTICIPATION	B-4
8.1	TERMINATION OF STATUS AS ELIGIBLE EMPLOYEE	B-4
SECTION 9	DESIGNATION OF BENEFICIARY	B-5
9.1	DESIGNATION	B-5
9.2	CHANGES	B-5
9.3	FAILED DESIGNATIONS	B-5

B-i

SECTION 10	ADMINISTRATION	B-5
10.1	PLAN ADMINISTRATOR	B-5
10.2	ACTIONS BY COMMITTEE	B-5
10.3	POWERS OF COMMITTEE	B-5
10.4	DECISIONS OF COMMITTEE	B-6
10.5	ADMINISTRATIVE EXPENSES	B-6
10.6	ELIGIBILITY TO PARTICIPATE	B-6
10.7	INDEMNIFICATION	B-6
SECTION 11	AMENDMENT, TERMINATION, AND DURATION	B-6
11.1	AMENDMENT, SUSPENSION, OR TERMINATION	B-6
11.2	DURATION OF THE PLAN	B-6
SECTION 12	GENERAL PROVISIONS	B-6
12.1	PARTICIPATION BY SUBSIDIARIES	B-6
12.2	INALIENABILITY	B-7
12.3	SEVERABILITY	B-7
12.4	REQUIREMENTS OF LAW	B-7
12.5	COMPLIANCE WITH RULE 16B-3	B-7
12.6	NO ENLARGEMENT OF EMPLOYMENT RIGHTS	B-7
12.7	APPORTIONMENT OF COSTS AND DUTIES	B-7
12.8	CONSTRUCTION AND APPLICABLE LAW	B-7
12.9	CAPTIONS	B-7
	EXECUTION	B-8

B-ii

PROBUSINESS SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, December 6,
2002 9:00 a.m.

ProBusiness Corporate Headquarters
4125 Hopyard Road
Pleasanton, California

ProBusiness Services, Inc. 4125 Hopyard Road Pleasanton, CA 94588	proxy

This proxy is solicited on behalf of the Board of Directors of ProBusiness Services, Inc. for use at the Annual Meeting of Stockholders on December 6, 2002.

The undersigned stockholder of ProBusiness Services, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated October 30, 2002 and hereby appoints Thomas H. Sinton and Steven E. Klei or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Annual Meeting of Stockholders of ProBusiness Services, Inc. to be held on December 6, 2002 at 9:00 a.m., local time, at the ProBusiness Corporate Headquarters, 4125 Hopyard Road, Pleasanton, California 94588 and at any postponement or adjournment thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on December 5, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/prbz/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on December 5, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to ProBusiness Services, Inc., c/o Shareowner ServicesSM, P.O. Box 64945, St. Paul, MN 55164-0945.

If you vote by Phone or Internet, please do not mail your Proxy Card Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

Preferred Stockholders:

1.	To elect a Class II director to serve for a term of 3 years:	01 David C. Hodgson	☐	Vote FOR the nominee	☐	Vote WITHHELD from the nominee

All Stockholders:

2.	To approve amendments to our 1996 Stock Option Plan to (i) allow restricted stock to be granted, (ii) increase the number of shares that may be granted to any person in any fiscal year from 187,500 to 750,000 shares and (iii) eliminate the limit on the number of shares that may be granted to any person over the life of the plan.	☐ For	☐ Against	☐ Abstain

3.	To approve our 2002 Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

4.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2003.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE NAMED PROXIES MAY VOTE THE SHARES REPRESENTED BY THIS PROXY FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, IN THEIR DISCRETION.

Address Change? Mark Box ☐ Indicate changes below:	Date ___________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.